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                                                                      EXHIBIT 15

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
COTTON STATES LIFE INSURANCE COMPANY:

We are aware of the incorporation by reference in the Registration Statement (Form S-8: Nos. 33-30696, 333-00793, and 333-00795) of Cotton States Life
Insurance Company of our reports dated April 29, 2003 and August 6, 2003 relating to the unaudited condensed consolidated interim financial statements of Cotton States Life Insurance Company that are included in its Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.



                                                      /s/  Ernst & Young LLP

Atlanta, Georgia
August 6, 2003


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